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                                                                    Exhibit 10.6

THIS SECURED DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES"), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

                                SECURED DEBENTURE

                           U.S. HELICOPTER CORPORATION

                        5% SECURED CONVERTIBLE DEBENTURE

                               DUE AUGUST 4, 2006

No. CCP-001                                                           $1,000,000

         This Secured Debenture is issued by U.S. Helicopter, Inc., a Delaware corporation (the "Company"), to Cornell Capital Partners L.P. (together with its permitted successors and assigns, the "Holder") pursuant to exemptions from registration under the Securities Act of 1933, as amended.

                                   ARTICLE I.

         Section 1.01 PRINCIPAL AND INTEREST. For value received, on August 4, 2006, the Company hereby promises to pay to the order of the Holder in lawful money of the United States of America and in immediately available funds the principal sum of One Million Dollars ($1,000,000), together with interest on the unpaid principal of this Debenture at the rate of five percent (5%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Debenture until paid. At the Company's option, the entire principal amount and all accrued interest shall be either (a) paid to the Holder on the second (2nd) year anniversary from the date hereof or (b) converted in accordance with Section 1.02 herein provided, however, that in no event shall the Holder be entitled to convert this Debenture for a number of shares of Common Stock in excess of that number of shares of Common Stock which, upon giving effect

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to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed nine and ninety-nine hundredths percent (9.99%) of the outstanding shares of the Common Stock following such conversion (which provision may be waived by the Investor by written notice from the Investor to the Company, which notice shall be effective 61 days after the date of such notice). This limitation shall not apply to an automatic conversion pursuant to Section 4.03 hereof.

         Section 1.02 OPTIONAL CONVERSION. The Holder is entitled, at its option, to convert, and sell the Conversion Shares (as defined below) on the same day pursuant to an effective registration statement, at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of the Debenture, plus accrued interest, into shares (the "Conversion Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), at the price per share (the "Conversion Price") equal to the lesser of (a) Two Dollars ($2) per share (the "Fixed Price"), or (b) an amount equal to eighty percent (80%) of the lowest volume weighted average price (the "VWAP") of the Company's Common Stock, as quoted by Bloomberg, LP (the "Closing Bid Price"), for the five (5) trading days immediately preceding the Conversion Date (as defined herein). Subparagraphs (a) and (b) above are individually referred to as a "Conversion Price". As used herein, "Principal Market" shall mean The National Association of Securities Dealers Inc.'s Over-The-Counter Bulletin Board, Nasdaq SmallCap Market, or American Stock Exchange. If the Common Stock is not traded on a Principal Market, the Closing Bid Price shall mean the reported Closing Bid Price for the Common Stock, as furnished by the National Association of Securities Dealers, Inc., for the applicable periods. No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up to the nearest whole share. To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit "A" to this Debenture, with appropriate insertions (the "Conversion Notice"), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the "Conversion Date") shall be deemed to be the date set forth in the Conversion Notice.

         Section 1.03 RESERVATION OF COMMON STOCK. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its stockholders within sixty
(60) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

         Section 1.04 RIGHT OF REDEMPTION. The Company at its option shall have the right to redeem, with fifteen (15) days advance written notice (the "Redemption Notice"), a portion or all outstanding convertible debenture. The Company shall consummate the redemption set forth in the Redemption Notice within such fifteen (15) day period, and after receiving such Redemption Notice the Holder shall not convert until the expiration of the fifteen (15) day period. In the event the Holder has previously delivered a Notice of Conversion, the Company shall have three (3) Trading Days from such Notice of Conversion to submit to the Holder a Redemption Notice, which Redemption Notice if received by the Holder within such three (3) day period shall apply

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to the portion of the Debenture that was subject to the Notice of Conversion.
The Company shall consummate the redemption set forth in the Redemption Notice and pay the redemption amount to the Holder within fifteen days (15) days of the date of such Redemption Notice. The redemption amount shall be equal to the principal amount redeemed, plus 1.67% per month or any part thereof outstanding, calculated from the date of this Convertible Debenture to the date of payment of the Redemption Amount.

         If the Company fails to consummate a redemption and pay the redemption amount within the applicable fifteen (15) day period specified above, then the Company shall pay to the Holder liquidated damages (and not a penalty) of 2% of the amount converted by the Holder.

         Section 1.05 REGISTRATION RIGHTS. The Company is obligated to register the resale of the Conversion Shares under the Securities Act of 1933, as amended, pursuant to the terms of a Registration Rights Agreement of even date herewith between the Company and the Holder (the "Investor Registration Rights Agreement").

         Section 1.06 INTEREST PAYMENTS. Accrued interest shall be paid at the time of maturity or conversion to the person in whose name this Debenture is registered. At the time such interest is payable, the Company, in its sole discretion, may elect to pay interest in cash (via wire transfer or certified funds) or in the form of Common Stock. Notwithstanding the foregoing, in the event of default, as described in Article III Section 3.01 hereunder, the Holder may elect that the interest be paid in cash (via wire transfer or certified funds) or in the form of Common Stock. If paid in the form of Common Stock, the amount of stock to be issued will be calculated as follows: the value of the stock shall be the Closing Bid Price on: (i) the date the interest payment is due; or (ii) if the interest payment is not made when due, the date the interest payment is made. A number of shares of Common Stock with a value equal to the amount of interest due shall be issued. No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

         Section 1.07 PAYING AGENT AND REGISTRAR. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days' written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

         Section 1.08 SECURED NATURE OF DEBENTURE. This Debenture is secured by certain assets and property of the Company, as more fully described in the Security Agreement of even date herewith. Upon an Event of Default (as defined herein), the Buyer shall have the absolute, irrevocable right to sell, transfer, assign or otherwise dispose of the escrowed shares and to apply the net proceeds from such sales (after deduction for brokerage and other transaction costs) to the obligations owed to the Buyer.

                                   ARTICLE II.

         Section 2.01 AMENDMENTS AND WAIVER OF DEFAULT. The Debenture may not be amended without the consent of the Holder. Notwithstanding the above, without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, to

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provide for assumption of the Company obligations to the Holder or to make any change that does not adversely affect the rights of the Holder.

                                  ARTICLE III.

         Section 3.01 EVENTS OF DEFAULT. An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder, when due, including, without limitation, any principal, interest, redemption amount of liquidated damages; (b) failure by the Company to comply with the terms of the Irrevocable Transfer Agent Instructions; (c) failure by the Company's transfer agent to issue freely tradeable Common Stock to the Holder within five (5) days of the Company's receipt of the attached Notice of Conversion from Holder; (d) failure by the Company for ten (10) days after notice to it to comply with any of its other agreements in the Debenture; (e) events of bankruptcy or insolvency; (f) a breach by the Company of its obligations under the Securities Purchase Agreement, the Escrow Agreement, the Investor Registration Rights Agreement or any other agreement entered into on the date hereof between the Company and the Holder which is not cured by the Company within ten (10) days after receipt of written notice thereof. Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, accelerate full repayment of all debentures outstanding and accrued interest thereon and may, notwithstanding any limitations contained in this Debenture and/or the Securities Purchase Agreement of even date herewith between the Company and Cornell Capital Partners, L.P. (the "Securities Purchase Agreement"), convert all amounts due hereunder into shares of Common Stock pursuant to Section 1.02 herein and sell or transfer any such shares without any contractual restriction whatsoever.

         Section 3.02 FAILURE TO ISSUE UNRESTRICTED COMMON STOCK. As indicated in Article III Section 3.01, a breach by the Company of its obligations under the Investor Registration Rights Agreement shall be deemed an Event of Default, which if not cured within ten (10) days, shall entitle the Holder to accelerate full repayment of all debentures outstanding and accrued interest thereon or, notwithstanding any limitations contained in this Debenture and/or the Securities Purchase Agreement, to convert all debentures outstanding and accrued interest thereon into shares of Common Stock pursuant to Section 1.02 herein. The Company acknowledges that failure to honor a Notice of Conversion shall cause irreparable harm to the Holder.

                                   ARTICLE IV.

         Section 4.01 RIGHTS AND TERMS OF CONVERSION. This Debenture, in whole or in part, may be converted at any time following the date of closing into shares of Common Stock at a price equal to the Conversion Price as described in
Section 1.02 above.

         Section 4.02 RE-ISSUANCE OF DEBENTURE. When the Holder elects to convert a part of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new unconverted principal amount.

         Section 4.03 TERMINATION OF CONVERSION RIGHTS. The Holder's right to convert the Debenture into the Common Stock in accordance with paragraph 4.01 shall terminate on the date that is the second (2nd) year anniversary from the date hereof and this Debenture shall be automatically converted on that date in accordance with the formula set forth in Section 4.01

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hereof, and the appropriate shares of Common Stock and amount of interest shall be issued to the Holder.

                                   ARTICLE V.

         Section 5.01 ANTI-DILUTION. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination as the case may be.

         Section 5.02 CONSENT OF HOLDER TO SELL CAPITAL STOCK OR GRANT SECURITY INTERESTS. Except for the Standby Equity Distribution Agreement dated the date hereof between the Company and Cornell Capital Partners, LP. so long as at least $100,000 of the principal of this Note remains unpaid and unconverted, the Company shall not, without the prior consent of the Holder, issue or sell (i)any Common Stock or Preferred Stock without consideration or for a consideration per share less than its fair market value determined immediately prior to its issuance, (ii)issue or sell any Preferred Stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than such Common Stock's fair market value determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Company (provided that the Company may enter into security agreements with a third party (the "Third Party") relating to the purchase, lease, and/or financing of equipment and the Holder will subordinate the priority of Holder's lien to the lien of such Third Party specific to the equipment so purchased, leased and/or financed), or (iv) file any registration statement on Form S-8 except for securities covered by the Company's 2004 Stock Incentive Plan.

                                   ARTICLE VI.

         Section 6.01 NOTICE. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:  U.S. Helicopter Corporation.
                        Downtown Manhattan Heliport
                        Pier 6, East River
                        New York, New York 10004

                        Attention: John G. Murphy
                                   President & CEO
                        Telephone: (516) 763-0257
                        Facsimile: (516) 763-0257

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With a copy to:         Gallagher, Briody & Butler
                        Princeton Forrestal Village
                        155 Village Boulevard, Suite 201
                        Princeton, NJ 08540
                        Attention: Thomas P. Gallagher, Esq.
                        Telephone: (60) 452-6000
                        Facsimile: (609) 452-0090

If to the Holder:       Cornell Capital Partners, LP
                        101 Hudson Street, Suite 3700
                        Jersey City, NJ  07303
                        Telephone: (201) 985-8300
                        Facsimile: (201) 985-8266

With a copy to:         Cornell Capital Partners, LP

                        101 Hudson Street  - Suite 3700
                        Jersey City, NJ 07302
                        Attention: Troy J. Rillo, Esq.
                                   Senior Vice-President
                        Telephone: (201) 985-8300
                        Facsimile: (201) 985-8266
                        Cornell Capital Partners, LP

         Section 6.02 GOVERNING LAW. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of New Jersey without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the District of the State of New Jersey or the state courts of the State of New Jersey sitting in Hudson County, New Jersey in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

         Section 6.03 SEVERABILITY. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

         Section 6.04 ENTIRE AGREEMENT AND AMENDMENTS. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

         Section 6.05 COUNTERPARTS. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

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         IN WITNESS WHEREOF, with the intent to be legally bound hereby, the
Company as executed this Debenture as of the date first written above.

                                      U.S. HELICOPTER CORPORATION

                                      By: /s/ John G. Murphy
                                          --------------------------------------
                                      Name:  John G. Murphy
                                      Title: President & Chief Executive Officer

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                                   EXHIBIT "A"

                              NOTICE OF CONVERSION

        (TO BE EXECUTED BY THE HOLDER IN ORDER TO CONVERT THE DEBENTURE)

TO:

         The undersigned hereby irrevocably elects to convert $________________ of the principal amount of the above Debenture into Shares of Common Stock of U.S. Helicopter, Inc., according to the conditions stated therein, as of the Conversion Date written below.

CONVERSION DATE:                          ______________________________________

APPLICABLE CONVERSION PRICE:              ______________________________________

SIGNATURE:                                ______________________________________

NAME:                                     ______________________________________

ADDRESS:                                  ______________________________________

AMOUNT TO BE CONVERTED:                   $_____________________________________

AMOUNT OF DEBENTURE UNCONVERTED:          $_____________________________________

CONVERSION PRICE PER SHARE:               $_____________________________________

NUMBER OF SHARES OF COMMON
STOCK TO BE ISSUED:                       ______________________________________

PLEASE ISSUE THE SHARES
OF COMMON STOCK IN THE FOLLOWING
NAME  AND TO THE FOLLOWING ADDRESS:       ______________________________________

ISSUE TO:                                 ______________________________________

AUTHORIZED SIGNATURE:                     ______________________________________

NAME:                                     ______________________________________

TITLE:                                    ______________________________________

PHONE NUMBER:                             ______________________________________

BROKER DTC PARTICIPANT CODE:              ______________________________________

ACCOUNT NUMBER:                           ______________________________________

                                       A-1